                                                                    EXHIBIT 1.2






                               PRICING AGREEMENT



SALOMON SMITH BARNEY INC.
MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
           Incorporated
MORGAN STANLEY & CO. INCORPORATED
PRUDENTIAL SECURITIES INCORPORATED
UBS WARBURG LLC
BANC OF AMERICA SECURITIES LLC
BANC ONE CAPITAL MARKETS, INC.
FIRST UNION SECURITIES, INC.,

        as Representatives of the several Underwriters named in Schedule I hereto

c/o        SALOMON SMITH BARNEY INC.
           390 Greenwich Street
           New York, New York  10013

                                                              November 30, 2000

Ladies and Gentlemen:

           American General Capital III, a statutory business trust created under the laws of the State of Delaware (the "Trust"), and American General Corporation, a Texas corporation, as sponsor of the Trust and as guarantor (the "Company"), propose, subject to the terms and conditions stated herein and in the Underwriting Agreement (a form of which was filed as an exhibit to the registration statement filed by the Trust, certain other trusts and the Company on Form S-3 (Nos. 333-40583, 333-40583-01, 333-40583-02, 333-40583-03 and
333-40583-04)) attached hereto (the "Underwriting Agreement"), to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the number of Preferred Securities specified in Schedule I hereto.

           If so specified in Schedule II hereto, the Preferred Securities are exchangeable into Junior Subordinated Debentures of the Company or other property or securities specified in Schedule II hereto. The Preferred Securities will be guaranteed by the Company on a limited basis as to the payment of Distributions and as to payments on liquidation or redemption (the "Guarantee").

           Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 1 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented with respect to the offering of the Preferred Securities. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representative designated to act on behalf of the Representatives and on behalf of each of the Underwriters pursuant to Section 9 of the Underwriting Agreement and the address of the Representative referred to in such Section 9 are set forth in Section II hereto.

           An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the offering of the Preferred Securities, in the form heretofore delivered to you, is now proposed to be filed with the Commission.

           Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Trust agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Trust, at the time and place and at the purchase price set forth in Schedule II hereto, the amount of Preferred Securities set forth opposite the name of such Underwriter in
Schedule I hereto.

           If the foregoing is in accordance with your understanding, please sign and return to us one counterpart hereof for the Trust and one for the Company, one for each of the Representatives and one for each counsel, and upon acceptance hereof by you on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Trust and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement Among Underwriters, the form of which shall be submitted to the Trust and the Company for examination, upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.



                     [THIS SPACE INTENTIONALLY LEFT BLANK.]

                            Very truly yours,

                            AMERICAN GENERAL CAPITAL III


                            By:  AMERICAN GENERAL CORPORATION,
                                 as sponsor

                            By:  /s/ C. JEFFREY GAY
                                -----------------------------------------------
                            Name:   C. Jeffrey Gay
                            Title:  Vice President and Assistant Treasurer


                            AMERICAN GENERAL CORPORATION

                            By:  /s/ C. JEFFREY GAY
                                -----------------------------------------------
                            Name:   C. Jeffrey Gay
                            Title:  Vice President and Assistant Treasurer

Accepted as of the date hereof:


SALOMON SMITH BARNEY INC.
MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
           Incorporated
MORGAN STANLEY & CO. INCORPORATED
PRUDENTIAL SECURITIES INCORPORATED
UBS WARBURG LLC
BANC OF AMERICA SECURITIES LLC
BANC ONE CAPITAL MARKETS, INC.
FIRST UNION CAPITAL MARKETS CORP.,

        as Representatives of the several Underwriters


By:  SALOMON SMITH BARNEY INC.


     By:  /s/ ANNE KRONENBERG
         ----------------------------------------------------------
                               Authorized Signatory
         On behalf of themselves and the other several Underwriters

                                   SCHEDULE I

                                                                                                         NUMBER OF
                                                                                                  PREFERRED SECURITIES TO
                                        UNDERWRITER                                                     BE PURCHASED
-------------------------------------------------------------------------------------------       -----------------------
Salomon Smith Barney Inc...................................................................                 605,000
Merrill Lynch, Pierce, Fenner & Smith
              Incorporated.................................................................                 600,000
Morgan Stanley & Co. Incorporated..........................................................                 600,000
Prudential Securities Incorporated.........................................................                 600,000
UBS Warburg LLC............................................................................                 600,000
Banc of America Securities LLC.............................................................                  75,000
Banc One Capital Markets, Inc. ............................................................                  75,000
First Union Securities, Inc................................................................                  75,000
ABN AMRO Incorporated......................................................................                  30,000
Bear Stearns & Co. Inc.....................................................................                  30,000
Charles Schwab & Co. Inc...................................................................                  30,000
Chase Securities Inc.......................................................................                  30,000
CIBC World Markets Corp....................................................................                  30,000
Credit Suisse First Boston Corporation.....................................................                  30,000
Dain Rauscher Wessels, a division of Dain Rauscher Incorporated............................                  30,000
Fifth Third Securities.....................................................................                  30,000
Fleet Securities Inc.......................................................................                  30,000
H&R Block, Inc.............................................................................                  30,000
J.P. Morgan Securities Inc.................................................................                  30,000
McDonald Investments Inc...................................................................                  30,000
NatCity Investments, Inc...................................................................                  30,000
Raymond James & Associates, Inc............................................................                  30,000
Robert W. Baird & Co. Incorporated.........................................................                  30,000
The Robinson-Humphrey Company, LLC.........................................................                  30,000
Suntrust Equitable Securities Corp.........................................................                  30,000
U.S. Bancorp Piper Jaffray Inc.............................................................                  30,000
Wachovia Securities, Inc...................................................................                  30,000
Advest, Inc................................................................................                  10,000
BB&T Capital Markets, a Division of Scott & Stringfellow...................................                  10,000
C.L. King & Associates, Inc................................................................                  10,000
D.A. Davidson & Co. Incorporated...........................................................                  10,000
Davenport & Company LLC....................................................................                  10,000
Fahnestock & Co. Inc.......................................................................                  10,000
Gibraltar Securities Co....................................................................                  10,000
Gruntal & Co., L.L.C.......................................................................                  10,000
J.J.B. Hilliard, W.L. Lyons, Inc...........................................................                  10,000
Janney Montgomery Scott Inc................................................................                  10,000
Legg Mason Wood Walker, Incorporated.......................................................                  10,000
Mesirow Financial, Inc.....................................................................                  10,000
Morgan Keegan & Company, Inc...............................................................                  10,000
Stephens Inc...............................................................................                  10,000
Stifel, Nicolaus & Co., Inc. ..............................................................                  10,000
TD Securities (USA) Inc....................................................................                  10,000
Tucker Anthony Inc.........................................................................                  10,000
Utendahl Capital Partners, L.P.............................................................                  10,000
Wedbush Morgan Securities, Inc.............................................................                  10,000
William Blair & Company, L.L.C.............................................................                  10,000

                                                                                                  -------------------------
                             Total.........................................................               4,000,000
                                                                                                  =========================

                                  SCHEDULE II

                              PREFERRED SECURITIES


Title of Preferred Securities:      8.05% Trust Preferred Securities ("TruPS")

Number of Preferred Securities:     4,000,000

Distribution Payments:              Quarterly, on March 31, June 30, September
                                    30 and December 31 of each year, commencing
                                    December 31, 2000, at an annual rate of
                                    8.05% of the liquidation amount of $25.00 per Preferred Security.

Record Dates:                       As long as the Preferred Securities are
                                    represented by a global security, the
                                    record date for the payment of
                                    distributions will be one business day
                                    before the relevant payment date. If the Preferred Securities are ever issued in certificated form, the record date for the payment of distributions will be the 15th day of the last month of each quarterly distribution period, even if that day is not a business day.

Liquidation Amount:                 $25.00 per Preferred Security, plus
                                    accumulated and unpaid distributions to the date of payment.

Exchange Provisions:                If the Company, as the sponsor of the
                                    Trust, exercises its right to dissolve the Trust at any time, the Trust will be liquidated by distribution of the Junior
                                    Subordinated Debentures to holders of the Preferred Securities and the Common
                                    Securities.

Redemption Provisions:              Redeemable when the Junior Subordinated
                                    Debentures are paid, either at maturity on December 31, 2049, or upon early redemption as described in the Prospectus Supplement.

Initial Offering Price to Public:   $25.00 per Preferred Security, plus
                                    accumulated distributions from December 7,
                                    2000, if settlement occurs after that date.

Purchase Price by Underwriters:     $25.00 per Preferred Security, plus
                                    accumulated distributions from December 7,
                                    2000, if settlement occurs after that date.

Underwriters' Compensation:         $0.7875 per Preferred Security.





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Method of and Specified Funds for
Payment of Purchase Price and
Underwriters' Compensation:         By wire transfer to bank accounts specified
                                    by the Trust and the Representatives in
                                    same day funds.

Form of Preferred Securities:       Book-entry-only form represented by one or
                                    more global securities deposited with The
                                    Depository Trust Company ("DTC") or its
                                    designated custodian, to be made available for checking by the Representatives at least 24 hours prior to the Time of Delivery at the office of DTC.

Securities Exchange:                New York Stock Exchange.

Time of Delivery:                   10:00 a.m. (New York City time), December
                                    7, 2000.

Closing Location:                   Brown & Wood LLP
                                    One World Trade Center
                                    New York, New York 10048

Representatives:                    Salomon Smith Barney Inc.
                                    Merrill Lynch, Pierce, Fenner & Smith
                                              Incorporated
                                    Morgan Stanley & Co. Incorporated
                                    Prudential Securities Incorporated
                                    UBS Warburg LLC
                                    Banc of America Securities LLC
                                    Banc One Capital Markets, Inc.
                                    First Union Securities, Inc.

Designated Representative:          Salomon Smith Barney Inc.

Address for Notices, etc.:          Salomon Smith Barney Inc.
                                    390 Greenwich Street
                                    New York, New York 10013
                                    Attention: Peter Jurdjevic


                         JUNIOR SUBORDINATED DEBENTURES


Title of Junior Subordinated
    Debentures:                     8.05% Junior Subordinated Debentures due
                                    2049

Aggregate Principal Amount:         $103,092,800

Interest Payments:                  Quarterly, on March 31, June 30, September
                                    30 and December 31 of each year, commencing
                                    December 31, 2000, at an annual rate of
                                    8.05% of the principal amount of $25 per Junior Subordinated Debenture.

Record Dates:                       As long as the Preferred Securities
                                    (or, if the Junior Subordinated Debentures are distributed to the holders of the Preferred Securities, then the Junior
                                    Subordinated Debentures) are represented by a global security, the record date for the payment of interest on the Junior
                                    Subordinated Debentures will be one
                                    business day before the relevant payment date. If the Preferred Securities (or, if the Junior Subordinated Debentures are distributed to the holders of the Preferred
                                    Securities, then the Junior Subordinated
                                    Debentures) are ever issued in certificated form, the record date for the payment of interest will be the 15th day of the last month of each quarterly interest period, even if that day is not a business day.

Maturity Date:                      December 31, 2049

Redemption Provisions:              Redeemable at 100% of principal amount plus
                                    accrued and unpaid interest to the date of redemption (i) in whole or in part on one or more occasions any time on or after December 7, 2005; and (ii) in whole but not in part before December 7, 2005, if certain changes in tax or investment company law occur or will occur within 90 days.

Sinking Fund Provisions:            None.

Extension Provisions:               The Company may, on one or more occasions,
                                    defer interest payments on the Junior
                                    Subordinated Debentures for up to 20
                                    consecutive quarterly periods (but not
                                    beyond December 31, 2049) unless an event of default under the Junior Subordinated
                                    Debentures has occurred and is continuing.


                                     II-3